SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 22, 2004

                                OSPREY GOLD CORP.
             (Exact name of registrant as specified in its charter)


            NEVADA                         000-28107                        88-0399260
(State or other jurisdiction of     (Commission File Number)     (IRS Employer Identification No.)
         incorporation)

210 Broadway, Suite 208, Orangeville, Ontario                                L9W 5G4
(Address of principal executive offices)                                    (Zip Code)

                                  519-940-8117
              (Registrant's telephone number, including area code)

                                      * * *
                                INCITATIONS, INC.
                                35 Commerce Road
                          Orangeville, Ontario, L9W 3X5

         (Former name or former address, if changed since last report.)

                                      * * *

ITEM 5.  OTHER EVENTS.

Jerome Project.

The Registrant, Osprey Gold Corp., has acquired 63 patented mining claims located at the Jerome Mine, Osway Township, Porcupine Mining Division in Ontario, Canada.

The claims were acquired from Boardwalk Creations Inc. ("Boardwalk"), a shareholder of the Registrant, in exchange for 45,000,000 restricted shares of the Registrant.

In connection with the acquisition of the mining claims, the Registrant is obligated to pay a net smelter return of 1.5% to Boardwalk, and a further 2% net smelter return to Domtar Inc.


Kennicott Project.

Finaciera Hispano-Suiza S.A , a shareholder of the Registrant, has assigned to the Registrant its rights in 14 patented mineral claims in the Lingman Lake Area, located approximately 200 miles north of Red Lake, Ontario.

In exchange for the assignment of rights to the mineral claims, the Registrant has issued 47,840,000 restricted shares to Financiera Hispano-Suiza, S.A.

Financing.

The Registrant has issued 2,326,020 shares in exchange for financing in the amount of U.S. $697,806. The financing was non-brokered and the investors will receive restricted shares for their investment.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    OSPREY GOLD CORP.
                    (Registrant)

JUNE 22, 2004       /S/________________________
Date                Signature of Authorized Officer

                    Gordon Leliever
                    Name

                    Principal Executive Officer and Principal Accounting Officer Title